EXHIBIT 10.25

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE LAWS, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION OR SUCH TRANSACTION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND LAWS, SUCH COMPLIANCE, AT THE OPTION OF THE CORPORATION, TO BE EVIDENCED BY AN OPINION OF WARRANTHOLDER’S COUNSEL, IN FORM ACCEPTABLE TO THE CORPORATION, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.

SERIES “S” COMMON STOCK PURCHASE WARRANT

Bioject Medical Technologies Inc.

        THIS CERTIFIES that for good and valuable consideration received, H.C. Wainwright & Co., Inc., or registered assigns, is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from Bioject Medical Technologies Inc., an Oregon corporation (the “Corporation”) up to                 fully paid and nonassessable shares of common stock, without par value, of the Corporation (“Warrant Stock”) at a purchase price per share (the “Exercise Price”) of $7.75.

1.    Term of Warrant

        Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or from time to time in part, at any time on or after the date hereof (the “Initial Exercise Date”) and at or prior to 11:59 p.m., Pacific Standard Time, on July 27, 2005 (the “Expiration Time”), unless otherwise extended by the Corporation.

2.    Exercise of Warrant

        The purchase rights represented by this Warrant are exercisable by the registered holder hereof, in whole or in part, at any time and from time to time at or prior to the Expiration Time by the surrender of this Warrant and the Notice of Exercise form attached hereto duly executed to the office of the Corporation at 7620 S.W. Bridgeport Road, Portland, Oregon 97224 (or such other office or agency of the Corporation as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Corporation), and upon payment of the Exercise Price for the shares thereby purchased (by cash or by check or bank draft payable to the order of the Corporation or by cancellation of indebtedness of the Corporation to the holder hereof, if any, at the time of exercise in an amount equal to the purchase price of the shares thereby purchased); whereupon the holder of this Warrant shall be entitled to receive from the Corporation a stock certificate in proper form representing the number of shares of Warrant Stock so purchased.

3.    Issuance of Shares; No Fractional Shares of Scrip

        Certificates for shares purchased hereunder shall be delivered to the holder hereof by the Corporation’s transfer agent at the Corporation’s expense within a reasonable time after the date on which this Warrant shall have been exercised in accordance with the terms hereof. Each certificate so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or, subject to applicable laws, other name as shall be requested by such holder. If, upon exercise of this Warrant, fewer than all of the shares of Warrant Stock evidenced by this Warrant are purchased prior to the Expiration Time, one or more new warrants substantially in the form of, and on the terms in, this Warrant will be issued for the remaining number of shares of Warrant Stock not purchased upon exercise of this Warrant. The Corporation hereby represents and warrants that all shares of Warrant Stock which may be issued upon the exercise of this Warrant will, upon such exercise, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issuance thereof (other than liens or charges created by or imposed upon the holder of the Warrant Stock). The Corporation agrees that the shares so issued shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered for exercise in accordance with the terms hereof. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current price at which each share may be purchased hereunder shall be paid in cash to the holder of this Warrant.

4.    Charges, Taxes and Expenses

        Issuance of certificates for shares of Warrant Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Corporation, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Warrant Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof.

5.    No Rights as Shareholders

        This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Corporation prior to the exercise hereof.

6.    Registration Rights

        This Warrant is a Series “S” Warrant identified in the Registration Rights Agreement dated as of July 27, 2000 between the Corporation and the parties listed on the signature pages thereto. A transferee of this Warrant may become a “Holder” as defined in such agreement upon compliance with the requirements of such agreement.

7.    Exchange and Registry of Warrant

        This Warrant is exchangeable, upon the surrender hereof by the registered holder at the above-mentioned office or agency of the Corporation, for a new Warrant of like tenor and dated as of such exchange. The Corporation shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered holder of this Warrant. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Corporation, and the Corporation shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

8.    Loss, Theft, Destruction or Mutilation of Warrant

        Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Corporation of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Corporation will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

9.    Saturdays, Sundays and Holidays

        If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

10.    Merger, Sale of Assets, Etc.

        If at any time the Corporation proposes to merge or consolidate with or into any other corporation, effect any reorganization, or sell or convey all or substantially all of its assets to any other entity, then, as a condition of such reorganization, consolidation, merger, sale or conveyance, the Corporation or its successor, as the case may be, shall enter into a supplemental agreement to make lawful and adequate provision whereby the holder shall have the right to receive, upon exercise of the Warrant, the kind and amount of equity securities which would have been received upon such reorganization, consolidation, merger, sale or conveyance by a holder of a number of shares of common stock equal to the number of shares issuable upon exercise of the Warrant immediately prior to such reorganization, consolidation, merger, sale or conveyance. If the property to be received upon such reorganization, consolidation, merger, sale or conveyance is not equity securities, the Corporation shall give the holder of this Warrant ten (10) business days prior written notice of the proposed effective date of such transaction, and if this Warrant has not been exercised by or on the effective date of such transaction, it shall terminate.

11.    Certain Adjustments

        11.1    Adjustment of Warrant Stock.    The number, class and Exercise Price per share of securities for which this Warrant may be exercised are subject to adjustment from time to time upon the happening of certain events as hereinafter provided:

        (a)    Recapitalization.    If the outstanding shares of the Corporation’s Common Stock are divided into a greater number of shares or if the Corporation shall effect a stock dividend, the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be proportionately increased and the Exercise Price per share shall be proportionately reduced. Conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be proportionately reduced and the Exercise Price per share shall be proportionately increased. The increases and reductions provided for in this Section 11.1(a) shall be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Corporation obtainable on exercise of this Warrant nor the aggregate price payable for such percentage shall be affected by any event described in this Section 11.1(a).

        (b)    Merger or Reorganization, Etc.     In the event of any change in the Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation or other change in the capital structure of the Corporation (not including the issuance of additional shares of capital stock other than by stock dividend or stock split), then, the Holder of this Warrant will have the right thereafter to receive upon the exercise of this Warrant the kind and amount of shares of stock or other securities or property to which it would have been entitled if, immediately before the merger, consolidation, reclassification, reorganization, recapitalization or other change in the capital structure, it had held the number of shares of Common Stock obtainable upon the exercise of this Warrant. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 11 with respect to the rights of the Holder after the merger, consolidation, reclassification, reorganization, recapitalization or other change to the end that the provisions of this Section 11 (including adjustment of the Exercise Price then in effect and the number of shares issuable upon exercise of this Warrant) shall be applicable after that event as nearly equivalent as may be practicable.

        (c)    Adjustment for Dividends or Distributions of Stock or Other Securities or Property.    In case the Corporation shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Warrant Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (i) securities of the Corporation (other than as provided for in Section 11.1(a) or (b) above) or any other entity or (ii) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, upon exercise of this Warrant at any time after the consummation, effective date or record date of such dividend or other distribution, the Holder shall receive, in addition to the Warrant Stock (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Corporation to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant on the Initial Exercise Date and had thereafter, during the period from the Initial Exercise Date to and including the date of such exercise, retained such shares and/or all other additional stock or securities available by it as aforesaid during such period giving effect to all adjustments called for by this Section 11.

(d) Sale of Shares Below Exercise Price.

        (i)    If the Corporation shall issue any Additional Stock (as defined below) without consideration or for a consideration per share less than $7.75 (adjusted appropriately for stock dividends, splits, combinations and similar transactions) in effect immediately prior to the issuance of such Additional Stock in a transaction not subject to Section 11.1(a), (b) or (c) above, the Exercise Price in effect immediately prior to issuance of such Additional Stock (except as otherwise provided in this Section 11.1(d)) shall be adjusted down to a price equal to the quotient obtained by dividing the total computed under clause (x) below by the total computed under clause (y) below as follows:

        (x)    an amount equal to the sum of (1) the result obtained by multiplying the number of shares of Common Stock deemed outstanding immediately prior to such issuance (which shall include the actual number of shares outstanding plus all shares issuable upon the conversion or exercise of all outstanding convertible securities, warrants and options other than shares excluded from the definition of Additional Stock by Section 11.1(d)(vi)) by the Exercise Price then in effect, and (2) the aggregate consideration, if any, received by the Corporation upon the issuance of such Additional Stock;

(y) the number of shares of Common Stock of the Corporation outstanding immediately after such issuance (including the shares deemed outstanding as provided in clause (x) above).

        (ii)    No adjustment of the Exercise Price shall be made in an amount less than $0.01 per share; provided, however, that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment made to the Exercise Price. Except as provided in Sections 11.1(d)(v)(C) and (D) below, no adjustment of the Exercise Price shall have the effect of increasing the Exercise Price above the Exercise Price in effect immediately prior to such adjustment.

        (iii)    In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

        (iv)    In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment.

        (v)    In the case of the issuance of options or warrants to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities (which options, warrants, rights, convertible or exchangeable securities are not excluded from the definition of Additional Stock except as provided in Section 11.1(d)(vi)(B)), the following provisions shall apply:

        (A)    the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options or warrants to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options, warrants, or rights were issued for a consideration equal to the consideration (determined in the manner provided in Sections 11.1(d)(iii) and (iv) above), if any, received by the Corporation upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby, but no further adjustment to the Exercise Price shall be made for the actual issuance of Common Stock upon the exercise of such options, warrants or rights in accordance with their terms;

        (B)    the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued for a consideration equal to the consideration received, if any, by the Corporation for any such securities and any related options, warrants or rights, plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options, warrants or rights (the consideration in each case to be determined in the manner provided in Sections 11.1(d)(iii) and (iv) above), but no further adjustment to the Exercise Price shall be made for the actual issuance of Common Stock upon the conversion or exchange of such securities in accordance with their terms;

        (C)    if such options, warrants, rights or convertible or exchangeable securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Corporation or in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, including, without limitation, a change resulting from the antidilution provisions thereof, the Exercise Price computed upon the original issue thereof, and any subsequent adjustments based thereon, shall, upon such change becoming effective, be recomputed to reflect such change, but no further adjustment to the Exercise Price shall be made for the actual issuance of Common Stock upon the exercise of any such options, warrants or rights or the conversion or exchange of such securities in accordance with their terms; and

        (D)    upon the expiration of any such options, warrants or rights, the termination of any such rights to convert or exchange or the expiration of any options, warrants or rights related to such convertible or exchangeable securities, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have been obtained had the adjustment which was made upon the issuance of such options, warrants, rights or securities or options, warrants or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options, warrants or rights, upon the conversion or exchange of such securities or upon the exercise of the options, warrants or rights related to such securities.

        (vi)    “Additional Stock” shall mean any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock issued (or deemed to have been issued pursuant to Section 11.1(d)(v) above) by the Corporation after the Initial Exercise Date other than:

(A) Common Stock issued in connection with a transaction described in Section 11.1(a), (b) or (c);

        (B)    shares of Common Stock (and options to purchase shares of Common Stock) issued or issuable to employees, officers or directors of, or consultants to, the Corporation pursuant to a stock option, employee stock purchase or restricted stock plan approved by the Corporation’s Board of Directors;

        (C)    shares of Common Stock (adjusted appropriately for stock dividends, splits, combinations and similar transactions) issued or issuable upon the exercise of warrants outstanding on the Initial Exercise Date;

(D) shares of Common Stock, or securities convertible into or exchangeable or exercisable for shares of Common Stock, issued to financial institutions or equipment lessors in connection with commercial credit arrangements, equipment financings or similar transactions not primarily for equity financing purposes and which have been approved by the Corporation’s Board of Directors; and

        (E)    shares of Common Stock, or securities convertible into or exchangeable or exercisable for shares of Common Stock, issued in connection with business combinations or corporate partnering agreements approved by the Corporation’s Board of Directors.

        11.2    Notice of Adjustment.    Whenever an event occurs requiring any adjustment to be made pursuant to Section 11.1, the Corporation shall promptly file with its Secretary or an assistant secretary at its principal office and with its stock transfer agent, if any, a certificate of its President or Chief Financial Officer specifying such adjustment, setting forth in reasonable detail the acts requiring such adjustment, and stating such other facts as shall be necessary to show the manner and figures used to compute such adjustment. Such certificate shall be made available at all reasonable times for inspection by the Holder. Promptly (but in no event more than 30 days) after each such adjustment, the Corporation shall give a copy of such certificate by certified mail to the Holder.

12.    Transferability; Compliance with Securities Laws

        12.1    This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Corporation, if requested by the Corporation). Subject to such restrictions, prior to the Expiration Time, this Warrant and all rights hereunder are transferable by the holder hereof, in whole or in part, to transferees, including without limitation entities controlling, controlled by or under common control with H.C. Wainwright & Co., Inc. at the office or agency of the Corporation referred to in Section 1 hereof. Any such transfer shall be made in person or by the holder’s duly authorized attorney, upon surrender of this Warrant together with the Assignment Form attached hereto properly endorsed.

        12.2    The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Stock issuable upon exercise hereof are being acquired solely for the holder’s own account and not as a nominee for any other party, and for investment, and that the holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Upon exercise of this Warrant, the holder shall, if requested by the Corporation, confirm in writing, in a form satisfactory to the Corporation, that the shares of Warrant Stock so purchased are being acquired solely for the holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

        12.3    The Warrant Stock has not been and will not be registered under the Securities Act of 1933, as amended, and this Warrant may not be exercised except by (i) the original purchaser of this Warrant from the Corporation or (ii) an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended. Each certificate representing the Warrant Stock or other securities issued in respect of the Warrant Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable securities laws):

        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE CORPORATION, WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM,

SUCH COMPLIANCE, AT THE OPTION OF THE CORPORATION, TO BE EVIDENCED BY AN OPINION OF SHAREHOLDER’S COUNSEL, IN FORM ACCEPTABLE TO THE CORPORATION, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.

13.    Representations and Warranties

        The Corporation hereby represents and warrants to the holder hereof that:

        (a)    during the period this Warrant is outstanding, the Corporation will reserve from its authorized and unissued common stock a sufficient number of shares to provide for the issuance of Warrant Stock upon the exercise of this Warrant;

        (b)    the issuance of this Warrant shall constitute full authority to the Corporation’s officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the shares of Warrant Stock issuable upon exercise of this Warrant;

        (c)    the Corporation has all requisite legal and corporate power to execute and deliver this Warrant, to issue the common stock issuable upon exercise of this Warrant and to carry out and perform its obligations under the terms of this Warrant;

        (d)    all corporate action on the part of the Corporation, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Warrant by the Corporation, the authorization, sale, issuance and delivery of the Warrant Stock, the grant of registration rights as provided herein and the performance of the Corporation’s obligations hereunder has been taken;

        (e)    the Warrant Stock, when issued in compliance with the provisions of this Warrant and the Corporation’s Articles of Incorporation (as they may be amended from time to time (the “Articles”)), will be validly issued, fully paid and nonassessable, and free of all taxes, liens or encumbrances with respect to the issue thereof, and will be issued in compliance with all applicable federal and state securities laws; and

(f) the issuance of the Warrant Stock will not be subject to any preemptive rights, rights of first refusal or similar rights.

14.    Corporation

        The Corporation will not, by amendment of its Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Warrant against impairment.

15.    Governing Law

        This Warrant shall be governed by and construed in accordance with the laws of the State of Oregon.

        IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officer.

Dated: July 27, 2000

BIOJECT MEDICAL TECHNOLOGIES INC.

By:
Name: James C. O’Shea
Title: President and Chief Executive Officer

NOTICE OF EXERCISE

To: Bioject Medical Technologies Inc.

        (1)    The undersigned hereby elects to purchase                   shares of common stock of Bioject Medical Technologies Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

        (2)    In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of common stock to be issued upon exercise hereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of common stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

        (3)    Please issue a certificate or certificates representing said shares of common stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

        (3)    The undersigned represents that (a) he, she or it is the original purchaser from the Corporation of the attached Warrant or an “accredited investor” within the meaning of Rule 501(a) under the Securities Act of 1933, as amended and (b) the aforesaid shares of common stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

(Date)	(Signature)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

        FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of common stock of Bioject Medical Technologies Inc. set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint Attorney                                               to make such transfer on the books of Bioject Medical Technologies Inc., maintained for the purpose, with full power of substitution in the premises.

        The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee shall, if requested by the Corporation, confirm in writing, in a form satisfactory to the Corporation, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

Dated:

Holder’s Signature:

Holder’s Address:

Guaranteed Signature:

        NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.